Salibello & Broder, LLP
Certified Public Accountants
New York, New York

January 24, 2002

Genesis Realty Group Inc.
225 Broadway, Suite 910
New York, New York  10007

We consent to the inclusion in this registration statement on Form SB-2 of our report dated April 9, 2001, on our audits of the financial statements for the year ended December 31, 2000 of Genesis Realty Group Inc. In addition, we consent to the inclusion in this registration statement on Form SB-2 of our report dated April 9, 2001 of our unaudited financial statements for the nine months ended September 30, 2001 and 2000 of Genesis Realty Group Inc.

/s/ Salibello & Broder, LLP
----------------------------------
    Salibello & Broder, LLP